Exhibit 5.1

Hunton Andrews Kurth LLP File No: 029353.0000127

February 26, 2026

Board of Directors
Shenandoah Telecommunications Company
500 Shentel Way

Edinburg, Virginia 22824

Re:	Registration Statement on Form S-3

Addressees:

We have acted as counsel to Shenandoah Telecommunications Company, a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and sale from time to time by a selling shareholder of up to 4,116,050 shares (the “Shares”) of the Company’s common stock, no par value.

The Shares may be offered and sold from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Amended and Restated Articles of Incorporation, as amended through the date hereof, and certified by the Secretary of the Company as being in effect on the date hereof, (ii) the Company’s Amended and Restated Bylaws, certified by the Secretary of the Company as being in effect on the date of the adoption of the resolutions specified in paragraph (iv) below and the date hereof, (iii) the Registration Statement, including the Prospectus and the documents incorporated by reference therein, and (iv) resolutions of the Company’s Board of Directors authorizing the registration of the Shares, dated February 19, 2026, certified by the Secretary of the Company.

ATLANTA   AUSTIN    BANGKOK   BEIJING   BOSTON    BRUSSELS    CHARLOTTE    DALLAS   DUBAI    HOUSTON

LONDON    LOS ANGELES    MIAMI    NEW YORK    RICHMOND    SAN FRANCISCO    TOKYO    TYSONS    WASHINGTON, DC

www.Hunton.com

Board of Directors

Shenandoah Telecommunications Company

February 26, 2026

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of all natural persons, (v) the genuineness of all signatures not witnessed by us and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We express no opinion other than as to the laws of the Commonwealth of Virginia.

Subject to the foregoing and such other information and documents as we have deemed necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion letter is given as of the date hereof and we expressly disclaim any obligation to advise you of any changes in facts or in law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP